AMENDMENT NO. 3 TO THE AVANTOR, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Avantor, Inc. 2019 Employee Stock Purchase Plan (the “Plan”). 2. Amendment of the Plan. The Plan is hereby amended as follows effective as of November 1, 2023: (a) Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following: “4.1 Stock Reserved; Delivery of Stock. A maximum of 2,000,000 shares of Stock may be purchased under the Plan (subject to adjustment in accordance with Section 4.2.1 hereof). Subject to the limitation in the preceding sentence, as determined by the Committee in its sole discretion, any shares of Stock purchased under the Plan may be either newly issued shares, existing treasury shares, or new purchases in the open market.” * * * * *

IN WITNESS WHEREOF, Avantor, Inc. has caused this Amendment No. 3 to be duly executed this 9th day of November, 2023. Attest: AVANTOR, INC. /s/ Scott K Baker______________ By:_/s/ Claudius Sokenu____________ Scott K. Baker Name: Claudius Sokenu Senior Vice President & Deputy General Title: Executive Vice President, Chief Counsel – Corporate Legal and Compliance Officer